Issuer Free Writing Prospectus

Filed Pursuant To Rule 433

Registration Statement No. 333-131716

November 16, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (713) 287-2261. The prospectus relating to this offering is available by clicking on the following link:

http://searchwww.sec.gov/EDGARFSClient/jsp/EDGAR_MainAccess.jsp#topAnchor; and then type GMET.

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y 1 Bank of America 2006 Energy Conference November 16, 2006

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

Forward Looking Statements
This presentation includes forward-looking statements made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates,"
"expects," "intends,“ "targeted," and similar expressions, generally identify forward-looking statements and should be read carefully. These statements are based on GeoMet's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.
Risks, uncertainties and assumptions include (i) risks inherent in the exploration for and development and production of coalbed methane and in estimating reserves, (ii) the presence or recoverability of estimated reserves, (iii) the ability to replace reserves, (iv) unexpected future capital expenditures,
(v) general economic conditions, (vi) gas price volatility, (vii) the success of our hedging and other risk management activities, (viii) competition, (ix) regulatory changes, (x) the ability of management to execute its plans to meet its goals, (xi) cost and availability of transportation to get our gas to market, and (xii) other factors discussed in GeoMet's filings with the United States Securities and Exchange
Commission. GeoMet assumes no obligation to publicly update or revise any forward-looking statements contained in this presentation, whether as a result of new information, future events, or otherwise.

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

Corporate Highlights
•
Coalbed methane is our only business
– Experienced technical team of 22 CBM professionals with an average of 17 years of experience
– Track record of success (Black Warrior, Raton, Central Appalachia and Cahaba Basins)
– Comparative advantage
•
Low finding and development costs
•
Growth in production
•
Growth in reserves
•
Exploration projects
•
Strong balance sheet

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

Coalbed Methane – An Unconventional Resource
•
Characteristics of Coalbed Methane
– Large scale, high-impact resource projects at attractive costs
– Attractive CBM operating profile
Low geologic risks
Low F&D costs
Low production costs
Long-lived reserves
Early inclining production rates
•
Coalbeds exist over large geographic expanses
– Significant resource potential
– Low geologic and development risks (corehole drilling, gas desorption tests)
– Higher gas in place at shallow depths
– Incremental investment decisions drive down development and operating risk
•
“Gas Manufacturing” business
– Large-scale projects
– Economies of scale drive down costs
– Long-lived reserves with low decline rates after early production incline
•
Success is not dependent on identifying coals, but on optimizing production
– Technical issues require experienced personnel

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

Undeveloped Resources in Established Resource Plays
Production and Development Area
Exploration and Evaluation Area
Peace River
(British Columbia)
North Central
Louisiana
Cahaba
(Alabama)
Pond Creek
(Virginia & West Virginia)
Birmingham, Alabama
(Technical Headquarters)
Houston, Texas
(Corporate Headquarters)

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

Resource Plays with Significant Upside
(1) Based on the December 31, 2005 reserve report prepared by DeGolyer and MacNaughton, independent petroleum engineers.
(2) The PV-10 was calculated using a flat gas price of $9.66 per Mcf.
(3) Net productive wells in developing projects
Proved
Reserves
at
(12/31/05)
Drilling
and
Acreage
Inventory
at
(9/30/06)
Net Additional
Productive Drilling
Basin
Wells
(3)
Locations Total Developed Undeveloped
Appalachia 185 305 55,631 13,240 42,391
Cahaba 177 328 42,326 12,160 31,166
North Central Louisiana -
-
119,244 - 119,244
British Columbia -
-
18,343 - 18,287
Piceance - - 16,949 - 16,949
Other (United States) -
-
24,742 - 24,742
   Total
362 633 277,235 25,400 252,779
Estimated Net CBM  Acres
Proved
Proved Developed Percent PV-10
(2)
(MMcf) (MMcf) Developed ($MM)
Appalachia:
Pond Creek 114,458 79,864 70% 366 $
Alabama:
Gurnee Field  (Cahaba Basin) 145,062 112,517 78% 497
Other 2,991 2,758 92% 17
Total 262,511 195,139 74% 880 $
NOTE: R/P - 39.7 years (8.4 year half life)
Estimated
Proved Reserves
(1)
Field

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

(1)
$13
$36
$59 $59
$90
0
20
40
60
80
100
2002 2003 2004 2005 2006
Track Record of Growth
(1) Excludes $27 million for acquisition of producing properties in Pond Creek.
(2) Proved reserves, capital expenditures and net wells drilled include White Oak Creek Field working interest, sold in 2004.
Daily Sales Proved Reserves
(2)
Capital Expenditures
(2)
Net Wells Drilled
(2)
2002 2003 2004 2005 9 Mo. 2006
5,837
6,806
8,709
2,024
3,246
7,226
12,585
3,813
3,560
1,483
16,486
0
2,000
4,000
6,000
8,000
10,000
12,000
14,000
16,000
18,000
Production Sold in 2004
17
36
104
210
263
0
50
100
150
200
250
300
2001 2002 2003 2004 2005
12
63
92
98
125
0
20
40
60
80
100
120
140
2002 2003 2004 2005 2006

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

Project Inventory Lifecycle
EARLY
STAGE
GeoMet has a deep inventory of resource play development projects at all stages of the asset lifecycle
MATURE
Exploration / Evaluation
Development / Production
HIGHER RISK
LOWER RISK
Emerging
Projects
North Central
Louisiana
Lasher
Peace
River
Cahaba /
Pond Creek
Increased
Density
Drilling
Cahaba
Pond Creek
White Oak
Creek
Mature
Production

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y 9 Development Projects

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

Cahaba Project (Gurnee Field)
A Significant Development Opportunity
GeoMet
Cahaba
Operations
GeoMet
Cahaba
Operations
Black Warrior Methane
El
Paso
Energen
Energen
Dominion
Resources
El
Paso
Dominion
Resources
Black
Warrior
Basin
Cahaba
Basin
Black
Warrior
River
Cahaba
River
Creek
Black Warrior Methane
El
Paso
Energen
Energen
Dominion
Resources
El
Dominion
Resources
Black
Warrior
Basin
Paso
•
Across anticline from Black Warrior Basin
•
Pennsylvanian Age Pottsville coals
•
Twice average coal thickness (50 feet)
•
43,686 net acres under lease (proforma)
•
Operator - GeoMet – 100% WI
Other Operators
SONAT Interstate Pipeline
GeoMet Projects
Water Discharge Pipeline
SONAT Bessemer Calera Pipeline
GeoMet High Pressure Pipeline
N
0 4 8
Miles
N
0 4 8
Miles
CDX Pipeline
GeoMet
Enbridge Pipeline
New Acreage
Constellation
White Oak

A  C o a l b e d   M e t h a n e   E x p l o r a t i o n   &   D e v e l o p m e n t   C o m p a n y

Cahaba Project (Gurnee Field)
Project Profile
•
Full scale development commenced March 2005
•
145 Bcf of estimated proved reserves at YE 05
•
33 coreholes and 573 gas desorption tests
•
Estimated current net sales – 6,200 Mcf /day
•
177 productive wells with 328 additional undrilled
locations remaining
•
Projected 2006 capex – Approximately $45 MM
(75 wells, including 10 infill wells)
•
Approximately 100 wells in 2007
Cahaba
River
Water Discharge Pipeline
SONAT Bessemer Calera Pipeline
GeoMet High Pressure Pipeline
Proved Undeveloped
Potential Drill Sites
Compressor Sites
Drilled Coreholes
Proved Developed
Well locations
CDX Pipeline
New acreage

Mcf/d
Bbl/d
1/15/04
2/15/04
3/15/04
4/15/04
5/15/04
6/15/04
7/15/04
8/15/04
9/15/04
10/15/04
11/15/04
12/15/04
1/15/05
2/15/05
3/15/05
4/15/05
5/15/05
6/15/05
7/15/05
8/15/05
9/15/05
10/15/05
11/15/05
12/15/05
1/15/06
2/15/06
3/15/06
4/15/06
5/15/06
6/15/06
7/15/06
8/15/06
9/15/06
10/15/06

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

0
1000
2000
3000
4000
5000
6000
7000
8000
0
2000
4000
6000
8000
10000
12000
14000
16000
18000
20000
GeoMet Daily Gas Sales Daily Water Production
Cahaba Project (Gurnee field)
Increasing Daily Sales
144A
Roadshow
Completion
of water
discharge
pipeline
IPO
Roadshow

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

Pond Creek Project
•
West Virginia, Virginia border
•
Pennsylvanian Age Pottsville coals
•
Coal thickness ranges from 10 – 30 feet
•
34,982 net acres under lease
•
Operator - GeoMet – 100% WI
CDX
Equitable
Resources
Dickinson
CNX Gas
GeoMet
Pond
Creek
Project
Lasher
Prospect
CDX
Equitable
Resources
CNX Gas
GeoMet
Pond
Creek
Project
Penn
Virginia
Lasher
Prospect
Virginia
West Virginia
N
0 10
Miles
20
GeoMet Operations
Other Operations
0 10
Miles
20 0 10
Miles
20
GeoMet Operations
Other Operations
GeoMet Gathering Pipeline
Jewell Ridge Pipeline
ETNG Pipeline
Cardinal Pipeline

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

Pond Creek Project
Project Profile
•
First gas sales – February
2003
•
114 Bcf of estimated proved
reserves at YE 05
•
13 coreholes and 220 gas
desorption tests
•
Estimated current net sales –
11,600 Mcf / day
•
185 productive wells with 305
additional undrilled locations
•
Projected 2006 capex –
Approximately $26 MM
(includes 40 wells and $5.5
MM for pipeline)
•
Approximately 40 wells in
2007
GeoMet High Pressure Pipeline
Proved Undeveloped
Potential Drill Sites
Compressor Sites
Drilled Coreholes
Proved Developed
Well locations
Cardinal Pipeline
ABANDONED
MINES
ABANDONED
MINES
Virginia
West Virginia

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

0
1,000
2,000
3,000
4,000
5,000
6,000
7,000
8,000
9,000
10,000
11,000
12,000
13,000
14,000
15,000
Feb-03 May-03 Jul-03 Oct-03 Jan-04 Apr-04 Jul-04 Oct-04 Jan-05 Apr-05 Jul-05 Oct-05 Jan-06 Apr-06 Jul-06 Oct-06
0
25
50
75
100
125
150
175
200
225
250
275
300
Pond Creek Project
Increasing Daily Sales
144A
Roadshow
IPO
Roadshow
GeoMet Daily Gas Sales Well Count

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y 16 Exploration and Evaluation Projects

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

•
36,686 gross acres (18,343 net acres)
•
Cretaceous Age Gething coals
•
100 MMcf/d of available pipeline capacity within 3 miles
•
Operator – GeoMet – 50% WI
•
Attractive royalty incentive package for CBM development
•
Expected royalty rate < 10%
•
No severance tax
Peace River Prospect
Project Profile
British
Columbia
Fort
St. John
Spirit
Encana

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

2005 Activity
•
Drilled 3 coreholes
•
Drilled and tested 2 production wells
•
Recompleted and tested 1 existing well
•
Drilled and tested 1 water disposal well
2006 Activity
•
4 additional test wells in progress
•
Drilling a second water disposal well
Summary
•
Est. investment as of 9/30/06 - $8.6 MM
•
36,686 gross acres (18,343 net acres)
•
Seek to expand acreage position
•
Development decision to be made in 1H 2007
Peace River Prospect
Project Profile
GeoMet
- Production Test Well
- Corehole
- Salt Water Disposal Well
0 1 km 2 km
?
Hudson's
Hope
New
Acreage

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y 19 Summary Financial Information

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

Strong Financial Profile
•
Growing production and cash flow
•
Growing reserve and resource base
•
Low finding and development costs
•
Declining unit operating costs
•
Solid balance sheet
– Low debt / capitalization
– Five year credit facility, $150 MM borrowing base
– Favorable hedging position
•
Management team has significant public company experience
•
Savvy financial sponsor (Yorktown Partners, LLC)

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

Low Finding and Development Costs
(1) Data from J.S. Herold Database.  Includes a broad universe of Large-Cap, Mid-Cap and Small-Cap E&P companies.
(2) Reserve additions for the period used to compute finding and development costs have been estimated by independent petroleum engineers and adjusted for revisions to previous estimates.
(3) Finding and development costs include total capital expenditures for exploration, development and acquisition of proved reserves including the net change for the period in both future development costs and the carrying value of unproved properties.
GeoMet $0.74 per Mcf
E&P Composite Index
(1)
$2.47 per Mcf
3 Year Average (excluding future development costs)
3 Year Average (including future development costs)
(2) (3)
Cahaba Project (Gurnee Field) $0.86 per Mcf
Pond Creek Project (Pond Creek Field) $0.98 per Mcf
Combined $0.95 per Mcf

Gas Sales (MMcf) / Well Count
Per Unit Cost (Mcf)
Month 1
Month 7
Month 13
Month 19
Month 25
Month 31
Month 37
Month 43
Month 49
Month 55
Month 61
Month 67
Month 73
Month 79
Month 85
Month 91
Month 97
Month 103
Month 109

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

Prototypical CBM Field
Inclining Production / Declining Unit Costs
Source:  Actual historical performance of a Black Warrior Basin project.
Early
Stage
Intermediate
Stage
Mature
Stage
Gas Water / Gas Ratio Wells LOE
0
250
500
750
1,000
1,250
1,500
1,750
2,000
2,250
$0.00
$0.50
$1.00
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00
$4.50
$5.00
$5.50

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

Capitalization ($ in thousands)
(1) Proved reserves at 12/31/05 of 262.5 Bcf
Cash 615
Long-Term Debt 99,926
Stockholders' Equity 95,422
Total Capitalization 195,348
$
$
$
$
Long Term Debt  / Capitalization 51%
2,924
41,487
206,766
248,253
$
$
$
$
17%
12/31/05 9/30/06
Debt  / Mcf
(1)
0.38 0.16
$      $

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

Natural Gas Production Hedges
(1) Protection is the difference between the floor price and the point where the floor price phases out. It remains a constant premium as prices continue to decline.
Hedge Quantity
Three Way Collars MMBtu Cap Floor
Protection
(1)
October 2006
Winter 2006 / 2007
Summer 2007
Winter 2007 / 2008
Summer 2008
372,000
1,510,000
1,712,000
1,216,000
1,712,000
8.49
11.02
10.50
14.80
10.50
$
$
$
$
$
7.00
8.20
7.38
9.00
7.00
$
$
$
$
$
1.12
1.50
1.63
3.00
2.00
$
$
$
$
$
Weighted Average Price / MMBtu

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y 25 Summary Coalbed Methane is Our Only Business Characteristics of Coalbed Methane Positioned for Growth

A C o a l b e d M e t h a n e E x p l o r a t i o n & D e v e l o p m e n t C o m p a n y

For More Information, Please Contact:
J. Darby Seré
Chairman, President & CEO
dsere@geometinc.com
(713) 287 - 2253
William C. Rankin
Executive Vice President & CFO
brankin@geometcbm.com
(713) 287 - 2257
Stephen M. Smith
Treasurer
ssmith@geometcbm.com
(713) 287 - 2251